UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Five Star Bancorp

(Exact name of registrant as specified in its charter)

California	75-3100966
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3100 Zinfandel Drive, Suite 100 Rancho Cordova, California	95670
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, no par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-255143

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

Five Star Bancorp (the “Company”) hereby incorporates by reference the description of its common stock, no par value, contained under the heading “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-255143), as originally filed with the Securities and Exchange Commission (the “Commission”) on April 9, 2021, as subsequently amended, (the “Registration Statement”), and any prospectus that constitutes part of the Registration Statement to be filed separately by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” for Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on the Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Five Star Bancorp

By: /s/ James Beckwith

       Name: James Beckwith

       Title: President and Chief Executive Officer

Dated: May 3, 2021